Exhibit 99.1

News Release

Boeing Corporate Offices 100 North Riverside Plaza Chicago, IL 60606-1596 www.boeing.com

Boeing to Recognize Charge Associated with Health Care Law

CHICAGO, March 31, 2010 – Boeing [NYSE: BA] today announced that it expects to recognize an income tax charge of approximately $150 million as a result of the recently enacted Patient Protection and Affordable Care Act, as modified by the Health Care and Education Reconciliation Act. Beginning in 2013, Boeing will no longer be able to claim an income tax deduction related to prescription drug benefits provided to retirees and reimbursed under the Medicare Part D retiree drug subsidy. Although this tax increase does not take effect until 2013, accounting standards require that a deferred income tax asset be written down in the period legislation changing the tax law is enacted.

The charge is expected to reduce net earnings by approximately $150 million, or $0.20 per share, in the first quarter of 2010 as an increase to income tax expense and a reduction to the deferred income tax asset. Cash impacts of this charge will be realized over many years beginning in 2013.

This impact was not contemplated in the guidance issued by the company on January 27, 2010. Guidance will be updated when results for the first quarter are released.

Forward-Looking Information Is Subject to Risk and Uncertainty

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding our guidance relating to 2010 and 2011 financial and operating performance, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are: (1) general conditions in the economy and our industry, including those due to regulatory changes; (2) risks attributable to our reliance on our commercial customers, our suppliers and the worldwide market; (3) risks related to our dependence on U.S. government contracts; (4) our reliance on fixed-price contracts, which could subject us to losses in the event of cost overruns; (5) risks related to cost-type contracts; (6) uncertainties concerning contracts that include in-orbit incentive payments; (7) changes in accounting estimates; (8) significant changes in discount rates and actual investment return on pension assets; (9) work stoppages or other labor disruptions; (10) changes in the competitive landscape in the markets in which we operate; (11) risks related to our doing business in other countries, including sales to non-U.S. customers; (12) potential adverse developments in new or pending litigation and/or government investigations; (13) changes in the financial condition or regulatory landscape of the commercial airline industry as they relate to Boeing Capital Corporation; (14) changes in our ability to obtain debt on commercially reasonable terms and at competitive rates in order to fund our operations and contractual commitments; (15) risks related to realizing the anticipated benefits of merger, acquisitions, joint ventures/strategic alliance or divestitures; (16) adequacy of our insurance coverage to cover significant risk exposures; and (17) potential business disruptions related to physical security threats, IT attacks or natural disasters.

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to publicly update any forward-looking statement, except as required by law.

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Contact:

Investor Relations: Scott Fitterer (312) 544-2140

Communications:   John Dern (312) 544-2002